SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                             (Amendment No. DEF14A)

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                            T. Rowe Price Group, Inc.
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                (Name of Registrant as Specified in its Charter)



                            T. Rowe Price Group, Inc.
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                                Barbara A. Van Horn
                                    Secretary
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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                             YOUR VOTE IS IMPORTANT!
    Please execute and return the enclosed proxy promptly whether or not you plan to attend the T. Rowe Price Group, Inc. Annual Meeting of Stockholders.

                           [2-Component Logo Omitted]
                                 T. Rowe Price

                           T. ROWE PRICE GROUP, INC.
                             100 East Pratt Street
                              Baltimore, MD 21202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 8, 2004

         We will hold the Annual Meeting of Stockholders of T. Rowe Price Group, Inc. at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland, 21202, on Thursday, April 8, 2004, at 10:00 a.m. At this Meeting, we will ask stockholders to:

     1) elect a Board of 11 Directors;

     2) ratify the appointment of KPMG LLP as the company's independent accountant for the 2004 fiscal year;

     3) approve the proposed 2004 Stock Incentive Plan and corollary amendment of the 2001 Stock Incentive Plan; and

     4) act upon any other business that properly comes before the Meeting.

     Stockholders who owned shares of Price Group's common stock as of February 6, 2004, are entitled to attend and vote at the Meeting or any adjournments.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                             Barbara A. Van Horn
                                             Secretary

Baltimore, Maryland
February 27, 2004



PROXY STATEMENT

TABLE OF CONTENTS

Introduction; Proxy Voting Information                                        1
Proposal 1: Election of Directors                                             2
  The Nominees                                                                3
  The Board of Directors and Committees                                       5
  Compensation Committee Interlocks and Insider Participation                 6

Report of the Audit Committee                                                 6
Audit Committee Pre-Approval Policies                                         7
Disclosure of Fees Charged by the Independent Accountant                      7

Proposal 2: Ratification of the Appointment of KPMG LLP as the
  Company's Independent Accountant for the 2004 Fiscal Year                   8
  Voting Recommendation                                                       8
Compensation of Executive Officers and Directors                              8
  Summary Compensation Table                                                  8
  Option Grants in 2003                                                       9
  Aggregated Option Exercises in 2003 and Option Values at December 31, 2003 10
  Equity Compensation Plan Information                                       10
Report of the Executive Compensation Committee                               11

Proposal 3: Approval of the Proposed 2004 Stock Incentive Plan and
  Corollary Amendment of the 2001 Stock Incentive Plan                       13
Description of the Plan                                                      14
Voting Recommendation                                                        19
Report of the Nominating and Corporate Governance Committee                  19
Stock Performance Chart                                                      21
Certain Ownership of Price Group's Common Stock                              21
Section 16(a) Beneficial Ownership Reporting Compliance                      21
Stockholder Proposals for the 2005 Annual Meeting                            21
Stockholder Communications with the Board of Directors                       22
Other Matters                                                                22
Exhibit A: Audit Committee Charter                                          A-1
Exhibit B: T. Rowe Price Group, Inc. 2004 Stock Incentive Plan              B-1
Exhibit C: First Amendment to the T. Rowe Price Group, Inc. 2001 Stock
  Incentive Plan                                                            C-1
Exhibit D: Nominating and Corporate Governance Committee Charter            D-1

Terms used in this proxy statement:

o "We" and "Price Group" all refer to T. Rowe Price Group, Inc. except in the Reports of the Audit Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee. In these reports, "we" refers to members of each respective committee.

o    "Meeting" refers to the 2004 Annual Meeting of Stockholders.

o "Price fund" means any mutual fund company or trust organized by T. Rowe Price Associates, Inc., or T. Rowe Price International, Inc., two of the investment adviser subsidiaries of T. Rowe Price Group, Inc.

o    "You" refers to the stockholders of Price Group.

o "Price Associates" refers to T. Rowe Price Associates, Inc., a wholly owned subsidiary of Price Group. Price Associates organizes and serves as an investment adviser to certain of the Price funds.

o "T. Rowe Price International, Inc." refers to T. Rowe Price International, Inc. which is the investment adviser to certain of the Price funds.



                                PROXY STATEMENT
                     INTRODUCTION; PROXY VOTING INFORMATION

     We are sending you this proxy statement and the accompanying proxy card in connection with the solicitation of proxies by Price Group's Board of Directors for the Meeting described in the notice and at any adjournments or postponements. The purpose of the Meeting is to:

     1)   elect a Board of 11 Directors;

     2) ratify the appointment of KPMG LLP as the company's independent accountant for the 2004 fiscal year;

     3) approve the proposed 2004 Stock Incentive Plan and corollary amendment of the 2001 Stock Incentive Plan; and

     4)   act upon any other business that properly comes before the Meeting.

     This proxy statement, proxy card, and our 2003 Annual Report to Stockholders, containing Price Group's consolidated financial statements and other financial information for the year ended December 31, 2003, form your Meeting package. We sent you this package on or about February 27, 2004.

     At the close of business on February 6, 2004, the record date of the Meeting, 125,526,209 shares of Price Group's common stock, par value $.20 per share, were outstanding and entitled to vote at the Meeting. We have approximately 3,900 stockholders of record. In electing directors, stockholders may cast one vote per share owned for each director to be elected; stockholders cannot use cumulative voting. If the number of votes present or represented at the Meeting are sufficient to achieve a quorum, directors who receive a plurality of the votes cast are elected to serve until the 2005 annual meeting or until their successors are elected and qualify. To approve Proposal 2 (see page 8) and Proposal 3 (see page 13), a majority of the votes cast at the Meeting must be voted in favor of each proposal. Stockholders may cast one vote per share on each of Proposal 2 and Proposal 3. Under Price Group's charter, the "one share: one vote" policy may be modified in the case of certain persons and groups owning in excess of 15% of our common stock. We do not believe this provision will apply to any stockholders voting at this Meeting. Abstentions and broker non-votes are not considered votes cast and will have no effect on voting.

     Price Group will pay for the costs of preparing materials for the Meeting and soliciting proxies. We have retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of $6,000 plus reimbursement for out-of-pocket expenses. We ask securities brokers, custodians, nominees, and fiduciaries to forward materials for the Meeting to our beneficial stockholders as of the record date, and will reimburse them for the reasonable out-of-pocket expenses they incur. Directors, officers, and employees of Price Group and our subsidiaries may solicit proxies personally or by other means, but will not receive additional compensation.

   The Board of Directors has selected James S. Riepe and George A. Roche to act as proxies. When you sign and return your proxy card or vote your shares using the telephone or Internet connections to Wells Fargo Bank, N.A., our transfer agent and proxy tabulator, you appoint Messrs. Riepe and Roche as your representatives at the Meeting. If you wish to change your vote before the Meeting, deliver a letter revoking the proxy to Price Group's Secretary (Barbara
A. Van Horn, c/o T. Rowe Price Group, Inc., 100 East Pratt Street, Mail Code 5210, Baltimore, MD 21202) or properly submit another proxy bearing a later date. Even if you vote your proxy before the Meeting, you may still attend the Meeting, and if we are able to verify that you are a registered stockholder, you may file a notice revoking the previously submitted proxy and then vote again in person. The last proxy properly submitted by you before voting is closed at the Meeting will be counted.


     You  will be able to vote your proxy in three ways:


     1) by mail - complete the enclosed proxy card and return it in the envelope provided;

     2) by telephone - call 1-800-560-1965 and then follow the voice instructions. Please have the last four digits of your Social Security Number and your proxy card available when you call; or

     3) by using the Internet - as prompted by the menu found at http://www.eproxy.com/trow/, follow the instructions to obtain your records and create an electronic ballot. Please have the last four digits of your Social Security Number and your proxy card available when you access this voting site.

     Remember, no matter which voting method you use, you may revoke your proxy and resubmit a new one when you attend the Meeting, or if you vote by telephone or access the Internet voting site, no later than noon Central Time on Wednesday, April 7, 2004. Our counsel has advised us that these three voting methods are permitted under the corporate law of Maryland, the state in which Price Group is incorporated.

     If you have selected a broker to hold your shares rather than having them directly registered with our transfer agent, Wells Fargo Bank, N.A., you still will receive a full Meeting package including a proxy card to vote your shares. This package will be sent by your brokerage firm. Your brokerage firm also may permit you to vote your proxy by telephone or the Internet. If you have previously chosen to vote your proxy through the Internet, your Meeting materials may be accessed through that medium. Brokerage firms have the authority under New York Stock Exchange rules to vote their clients' unvoted shares on certain routine matters, one of which is the election of directors. If you do not vote your proxy on the election of directors, your brokerage firm may choose to vote for you or leave your shares unvoted. However, if you want your shares to be cast on Proposal 2 or Proposal 3, you must direct your broker to vote on your behalf by returning your proxy card or using the alternative voting methods provided. Since the ownership of shares held in brokerage accounts cannot be verified at the Meeting, please allow sufficient time for revised voting instructions to reach your broker and for your proxy to be re-voted before the Meeting. We urge you to respond to your brokerage firm.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     There will be a number of changes in the composition of our Board of Directors this year. Before examining the proposed slate of nominees for director, we must acknowledge the contributions of three incumbents who will retire as of the date of the Meeting. M. David Testa and William T. Reynolds will retire from our Board of Directors and the Price organization. Both of these retirements are part of a planned succession. Richard L. Menschel will retire in accordance with the retirement policy for independent directors adopted in 1998.

     Mr. Testa has been with the Price organization since 1972 and has served on the Board since 1981. He has been a vice chairman of the Board since 1997 and served as the firm's chief investment officer from 1997 until December 31, 2003, when he was succeeded by Brian C. Rogers. Mr. Testa was an innovator in the development of international investing for U.S. investors and was instrumental in the establishment of a joint venture in 1979 that became T. Rowe Price International, Inc. in 2000. His leadership, strategic insight, and business acumen will be missed.

     Mr. Reynolds joined the Price organization in 1981 and has served on the Board of Directors since 1996. He has played a critical role in the development of our fixed income capabilities during the past 22 years and has been the director of the Fixed Income Division since 1994. Upon his retirement, Mr. Reynolds will turn the leadership of this division over to the current assistant director, Mary J. Miller, who has worked with Mr. Reynolds for the past 20 years.

     Mr. Menschel has been a member of the Board of Directors since 1995 and, in addition to his service as a member of the Nominating and Corporate Governance and Executive Compensation Committees, has been the chairman of the Executive Compensation Committee since 2001. We will miss this esteemed gentleman's wisdom and loyal service.

     Two other current members of the Board of Directors, Henry H. Hopkins and John H. Laporte, will step down from the Board as we move to comply with The Nasdaq Stock Market, Inc.'s new listing standards that require the exchange's member companies to have a majority of independent directors serving on their boards beginning with the 2004 annual meeting cycle. Both will continue to serve the firm in their current leadership positions -- Mr. Hopkins as the Chief Legal Officer and director of the Legal Division and Mr. Laporte as one of our most senior portfolio managers.

     We thank them all for their service on the Board of Directors and their past and continuing contributions to the success and growth of our company.

 There was one other unanticipated change in the membership of our Board. In August 2003, one of our independent directors, James H. Gilliam, Jr., suddenly passed away. Mr. Gilliam, a much respected and honored attorney, consultant, and philanthropist, had served on our Board of Directors since 2001 and was a valued contributor. We miss his experience, leadership and judgment, and again express our condolences to his family.

     Though there are now 15 directors on our Board of Directors, the number will be reduced to 11 effective at the time of the Meeting. Eleven nominees, 10 of whom are incumbents, are presented in this proxy statement. Mr. Dwight S. Taylor has been nominated to fill the only vacancy and to serve as an additional independent director. Pursuant to the recommendation of the Nominating and Corporate Governance Committee, all of the candidates have been nominated by the Board of Directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     All properly executed proxies received in time to be tabulated for the Meeting will be voted FOR the election of the nominees named in the following table, unless otherwise specifically instructed. If any nominee becomes unable or unwilling to serve between now and the Meeting, proxies will be voted FOR the election of a replacement recommended by the Nominating and Corporate Governance Committee and approved by the Board of Directors.

The Nominees

     Following are brief biographical sketches of the 11 nominees. Unless otherwise noted, all have been officers of the organizations named below as their principal occupations or of affiliated organizations for more than five years. Nominees who are employees of Price Group also may serve as directors or officers of Price Associates or T. Rowe Price International Inc., each of which is an investment adviser to certain of the Price funds. Information regarding committee membership, the number of shares of Price Group's common stock beneficially owned by each nominee as of the record date, and the percent of individual beneficial ownership if 1% or greater also is included. Unless otherwise indicated in the footnotes that follow, the nominees have sole voting and disposition powers over the shares beneficially owned by them.

     The Board of Directors has considered the independence of members who are not employed by the Price organization and has concluded that Messrs. Brady, Garrett, Hebb, and Taylor, Dr. Sommer, and Mrs. Whittemore qualify as independent directors within the meaning of the applicable rules of the National Association of Securities Dealers, Inc. In reaching this decision, the Board examined the business relationships listed below that existed during 2003 and continue to exist in 2004 between certain of the independent directors and the company, and determined that the relationships are immaterial and will not interfere with the exercise of independent judgment in carrying out their responsibilities as directors.

     1) Executive and other officers of Price Group hold investments in funds managed by ABS Capital Partners, of which Mr. Hebb is the managing general partner, which in the aggregate represent less than 1% of the amount invested or committed to be invested in these funds.

     2) Price Group provided 401(k) administrative services for McGuireWoods LLP, a law firm in which Mrs. Whittemore is a partner. These services were provided at standard commercial rates and did not exceed 1% of the consolidated gross revenues of Price Group or McGuireWoods LLP.

     The Board of Directors recommends that you vote FOR all of the following nominees:

     Edward C. Bernard, age 48, has been a director of Price Group since 1999, a vice president since 1989, and an employee since 1988.
                                                              604,471 shares(1)

     James T. Brady, age 63, has been an independent director of Price Group since 2003, and is a member of the Audit and Executive Compensation Committees. He has been the managing director - Mid Atlantic, Ballantrae International, Ltd., a management consulting firm, since 1999. Mr. Brady is a director of Aether Systems, Inc., a provider of wireless and mobile data products and services; Constellation Energy Group, a diversified energy company; and McCormick & Company, Inc., a manufacturer, marketer, and distributor of spices and seasonings.
                                                                       0 shares
                                                          (see notes on page 5)


     D. William J. Garrett, age 58, has been an independent director of Price Group since 2001, and is a member of the Audit and Executive Compensation Committees. He was the group chief executive of Robert Fleming Holdings Limited from 1997 until 2000 when the company was acquired by the Chase Manhattan Corporation. He also served as a director of Rowe Price-Fleming International, Inc. (now T. Rowe Price International, Inc.) from 1981 until 2000.
                                                               9,000 shares(2)

     Donald B. Hebb, Jr., age 61, has been an independent director of Price Group since 1999, is the chairman of the Audit Committee, and serves on the Executive and Executive Compensation Committees. Mr. Hebb has been the managing general partner of ABS Capital Partners, a private equity firm, since 1993. He serves as a director of SBA Communications Corporation, an owner and operator of wireless communications infrastructure in the United States.
                                                               18,500 shares(3)

     James A.C. Kennedy, age 50, has been a director of Price Group since 1996, the director of the Equity Division of Price Associates since 1997, a vice president since 1981, and an employee since 1978. He is a director or trustee of 23 of the Price equity funds.
                                                    1,775,239 shares (1.41%)(4)

     James S. Riepe, age 60, has been a director of Price Group since 1981, vice chairman since 1997, and the director of the Investment Services Division, a vice president, and an employee since 1981. He is the chairman and a director or trustee of all of the 57 Price funds. Mr. Riepe is a member of the Executive
Committee.                                          2,539,396 shares (2.02%)(5)


     George A. Roche, age 62, has been a director of Price Group since 1980, the chairman and president since 1997, the chief financial officer from 1984 to 1997 and interim chief financial officer from 2000-2001 and since November 2003, a vice president from 1973 to 1997, and an employee since 1968. He is the chairman of the Executive Committee.
                                                    3,359,951 shares (2.67%)(6)

     Brian C. Rogers, age 48, has been a director of Price Group since 1997, the chief investment officer since January 1, 2004, a vice president since 1985, and an employee since 1982. He is the president of two Price funds.
                                                    1,447,131 shares (1.15%)(7)

     Dr. Alfred Sommer, age 61, has been an independent director of Price Group since 2003 and serves on the Executive Compensation Committee. He is dean of The Johns Hopkins University Bloomberg School of Public Health and a professor of Epidemiology, Ophthalmology, and International Health at the school. Dr. Sommer also is a director of Becton Dickinson and Company, a medical technology
company.                                                               0 shares

     Dwight S. Taylor, age 59, has been the president of Corporate Development Services, LLC, a commercial real estate developer which is a subsidiary of Corporate Office Properties Trust, since September 1999. Prior to that date, he served as senior vice president. Mr. Taylor is also a director of MICROS Systems, Inc., a provider of information technology for the hospitality and retail industry.
                                                                       0 shares

     Anne Marie Whittemore, age 57, has been an independent director of Price Group since 1995, is the chairman of the Nominating and Corporate Governance Committee, and serves on the Executive Compensation Committee. She is a partner in the law firm of McGuireWoods LLP, and is a director of Owens & Minor, Inc., a distributor of medical and surgical supplies, and Albemarle Corporation, a manufacturer of specialty chemicals.
                                                               49,800 shares(8)

          Beneficial ownership of common stock
          by all directors and executive
          officers as a group (21 persons)                    18,487,672 shares
                                                                    (14.12%)(9)
                                                          (see notes on page 5)
--------------------------------------------------------------------------------
     (1) Includes 403,861 shares that may be acquired by Mr. Bernard within 60 days upon the exercise of stock options. Also includes 24,000 shares owned by a member of Mr. Bernard's family. Mr. Bernard disclaims beneficial ownership of the shares identified in the preceding sentence.

     (2) Includes 9,000 shares that may be acquired by Mr. Garrett within 60 days upon the exercise of stock options.

     (3) Includes 15,000 shares that may be acquired by Mr. Hebb within 60 days upon the exercise of stock options.

     (4) Includes 418,365 shares that may be acquired by Mr. Kennedy within 60 days upon the exercise of stock options.

     (5) Includes 437,624 shares that may be acquired by Mr. Riepe within 60 days upon the exercise of stock options. Also includes 115,000 shares held in a charitable foundation for which Mr. Riepe has voting and disposition power, 289,000 shares held by or in trusts for members of Mr. Riepe's family, and 1,600 shares held on behalf of an estate of a deceased family member for which Mr. Riepe serves as the co-executor and has joint voting and disposition power. Mr. Riepe disclaims beneficial ownership of the shares held by or in trusts for family members and the shares held in the estate.

     (6) Includes 504,800 shares that may be acquired by Mr. Roche within 60 days upon the exercise of stock options. Also includes 800,000 shares held by or in trusts for members of Mr. Roche's family. Mr. Roche disclaims beneficial ownership of the shares identified in the preceding sentence.

     (7) Includes 653,652 shares that may be acquired by Mr. Rogers within 60 days upon the exercise of stock options.

     (8) Includes 49,000 shares that may be acquired by Mrs. Whittemore within 60 days upon the exercise of stock options.

     (9) Includes 5,350,059 shares that may be acquired by all directors and executive officers as a group within 60 days upon the exercise of stock options.

The Board of Directors and Committees

     During 2003, there were seven meetings of the Board of Directors. Each director attended at least 75% of the combined total number of meetings of the Board and Board committees of which he or she was a member. The Board of Directors of Price Group has an Audit Committee, Executive Committee, Executive Compensation Committee, and a Nominating and Corporate Governance Committee. All Board committees, with the exception of the Executive Committee, are comprised solely of independent directors. The company has no specific policy with respect to director attendance at its annual meetings; however, all nominees for director submitted to the stockholders for approval at the April 10, 2003 annual meeting attended that meeting.

     All three current members of the Audit Committee, which met six times during 2003, are non-employee directors. James H. Gilliam, Jr. was also a member of the committee until his death in August 2003. The Board of Directors has determined that each of Mr. Brady, Mr. Garrett, and Mr. Hebb meet the independence and financial literacy criteria of the National Association of Securities Dealers, Inc. The Board also has concluded that Mr. Brady, who is the chairman of the audit committee of the three other public companies on which he serves as a director and was a managing partner of Arthur Andersen LLP from 1985 to 1995, meets the criteria for an "audit committee financial expert" as established by the Securities and Exchange Commission. The Board of Directors has adopted a written charter for the Audit Committee which is included in this proxy statement as Exhibit A. The report of the Audit Committee describes the scope of authority of the committee and may be found on page 6.

     The Executive Committee functions between meetings of the Board of Directors. It possesses the authority to exercise all the powers of the Board except as limited by Maryland law. If the committee acts on matters requiring formal Board action, those acts are reported to the Board of Directors at its next meeting for ratification. The Executive Committee acted on one such matter during 2003.

     As will be further described in the Report of the Executive Compensation Committee beginning on page 11, this committee establishes the compensation of our executive officers and generally reviews benefits and compensation for other officers and key employees. It also administers our stock incentive and stock purchase plans, the Executive Incentive Compensation Plan, and the Annual Incentive Compensation Pool. The committee met eight times during 2003.

     The Nominating and Corporate Governance Committee has the responsibility and authority to supervise and review the affairs of Price Group as they relate to the nomination of directors and corporate governance matters, and advise the entire Board of Directors accordingly. Nominations for director submitted to the committee by stockholders are evaluated according to our needs and the nominee's knowledge, experience, and background. The committee, comprised of two independent directors, met on seven occasions in 2003. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is included in this proxy statement as Exhibit D. A report on the committee's responsibilities and activities may be found on page 19.

Compensation Committee Interlocks and Insider Participation

     During 2003, Messrs. Menschel, Brady, Garrett, and Hebb, Dr. Sommer, and Mrs. Whittemore served on our Executive Compensation Committee. None of these directors has ever been an officer or employee of Price Group or its subsidiaries.

     None of our directors or other executive officers served as a director or executive officer of another corporation that has another person as a director or executive officer serving on our Board of Directors.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Price Group's financial reporting process on behalf of the Board of Directors. Our committee held six meetings during 2003. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Our independent accountant is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. We appointed KPMG LLP as Price Group's independent accountant for 2003 after reviewing that firm's performance and independence from management. We expect to reappoint KPMG LLP as Price Group's independent accountant for fiscal year 2004 at our meeting scheduled in April 2004.

     In fulfilling our oversight responsibilities, we reviewed with management the audited financial statements prior to their issuance and publication in the 2003 Annual Report to Stockholders. We reviewed with our independent accountant its judgments as to the quality, not just the acceptability, of Price Group's accounting principles and discussed with its representatives other matters required to be discussed under generally accepted auditing standards, including matters required to be discussed in accordance with the Statement on Auditing Standards No. 61 (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants. We also discussed with the independent accountant its independence from management and Price Group, and received its written disclosures pursuant to Independence Standards Board Standard No. 1. We further considered whether the non-audit services described elsewhere in this proxy statement provided by the independent accountant are compatible with maintaining the accountant's independence.

     We also discussed with Price Group's internal auditors and independent accountant the overall scope and plans for their respective audits. We met with the internal auditors and independent accountant, with and without management present, to discuss the results of their examinations, their evaluations of Price Group's internal controls, and the overall quality of financial reporting.

     In reliance upon the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

                                                Donald B. Hebb, Jr., Chairman
                                                James T. Brady
                                                D. William J. Garrett

                                ***************

                     AUDIT COMMITTEE PRE-APPROVAL POLICIES

     The Audit Committed has adopted policies and procedures which set forth the manner in which the committee will review and approve all audit and non-audit services to be provided by KPMG LLP before that firm is retained for such services. The pre-approval policies and procedures are as follows:

     o Any audit or non-audit service to be provided to Price Group by the independent accountant must be submitted to the Audit Committee for review and approval. The proposed services are submitted on the Audit Committee's "Independent Accountant Audit and Non-Audit Services Request Form" with a description of the services to be performed, fees to be charged, and affirmation that the services are not prohibited under Section 201 of the Sarbanes-Oxley Act of 2002. The form must be approved by Price Group's chief executive officer, chief financial officer, or director of Internal Audit prior to submission to the Audit Committee.


     o The Audit Committee in its sole discretion then approves or disapproves the proposed services and documents such approval, if given, by signing the approval form. Pre-approval actions taken during Audit Committee meetings are recorded in the minutes of the meetings.

     o Any audit or non-audit service to be provided to Price Group which is proposed between meetings of the Audit Committee will be submitted to the Audit Committee chairman on a properly completed "Independent Accountant Audit and Non-Audit Services Request Form" for the chairman's review and pre-approval and will be included as agenda items at the next scheduled Audit Committee meeting.

            DISCLOSURE OF FEES CHARGED BY THE INDEPENDENT ACCOUNTANT

     The following table summarizes the fees charged by KPMG LLP for certain services rendered to Price Group and its subsidiaries during 2002 and 2003.

                                                    Amount Billed and Paid
                                           -------------------------------------
Type of Fee                                Fiscal Year 2002     Fiscal Year 2003
--------------------------------------------------------------------------------
Audit(1)                                   $       165,300      $       213,000
Audit Related(2)                                   421,200              115,000
Tax(3)                                             189,000              255,000
All Other(4)                                       242,000                2,490
--------------------------------------------------------------------------------
Total                                      $     1,017,500      $       585,490

     (1) Audit Fees - aggregate fees charged by KPMG LLP in 2002 and 2003 for annual audits and quarterly reviews.

     (2) Audit-Related Fees - aggregate fees charged by KPMG LLP for assurance and related services that are reasonably related to the performance of the audit and are not reported as Audit Fees. These services included audits of several affiliated entities such as corporate retirement plans, accounting consultations regarding Sarbanes-Oxley requirements, and the implementation of new accounting requirements such as those for variable interest entities. In 2002 these fees included $303,000 for services rendered for a business risk assessment project.

     (3) Tax Fees - aggregate fees charged by KPMG LLP for professional services for tax compliance, tax advice, and tax planning with respect to our U.S. and foreign operations.

     (4) All Other Fees - aggregate fees charged by KPMG LLP for products and services other than those services previously reported. In 2002, the services included a business continuity assessment and the development of capital expenditure policies and procedures. In 2003 the services included participation at a KPMG LLP executive education program.

                                   PROPOSAL 2
               RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE
           COMPANY'S INDEPENDENT ACCOUNTANT FOR THE 2004 FISCAL YEAR

     The Audit Committee expects to appoint the accounting firm of KPMG LLP as Price Group's independent accountant for fiscal year 2004 at its meeting scheduled in April 2004 and the Board of Directors intends to ratify and affirm that reappointment subject to ratification by our stockholders. KPMG LLP was first appointed to serve as our independent accountant on September 6, 2001.

     Representatives of KPMG are expected to be present at the Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Recommendation of the Board of Directors; Vote Required

     We recommend that you vote FOR Proposal 2, the ratification of KPMG LLP as our independent accountant for fiscal year 2004. Proxies solicited by the Board of Directors will be voted FOR Proposal 2 unless otherwise specified. In order to be adopted at the Meeting, Proposal 2 must be approved by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered to be votes cast and will have no effect on the outcome of the vote.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table. The following table summarizes the compensation of certain of our executive officers who received the highest compensation during 2003.
                           Summary Compensation Table

                                              Long-Term
                          Annual             Compensation            All Other
                         Compensation           Award            Compensation(2)
--------------------------------------------------------------------------------
Name and                                       Securities
Principal                                      Underlying
Position      Year      Salary      Bonus(1)   Options (#)
---------     ----      ------     ---------   -----------

George A.
Roche         2003    $300,000    $2,000,000    10,306(3)             $27,585
Chairman
and           2002     300,000     1,600,000         0                 26,480
President     2001     300,000     1,700,000         0                 25,653

James S.
Riepe         2003     300,000     2,000,000   40,007(3)               26,085
Vice
Chairman      2002     300,000     1,600,000    8,674(3)               24,980
              2001     300,000     1,700,000        0                  24,153

M. David
Testa         2003     300,000     2,000,000   50,512(3)               30,585
Vice
Chairman      2002     300,000     1,600,000        0                  29,480
              2001     300,000     1,700,000        0                  28,653

James A.C.
Kennedy       2003     300,000     1,900,000   62,061(3)               30,960
Vice
President
and           2002     300,000     1,500,000   50,000                  29,855
Director,
Equity
Division      2001     300,000     1,600,000   80,000                  32,728

Brian C.
Rogers        2003     300,000     2,100,000  103,052(3)               30,585
Vice
President     2002     300,000     1,800,000   80,000                  28,730
              2001     300,000     2,000,000   80,000                  72,778(4)
--------------------------------------------------------------------------------

     (1) Bonuses for 2003, 2002, and 2001 were paid to Messrs. Roche, Riepe, Testa, and Kennedy under the Executive Incentive Compensation Plan. Mr. Rogers' 2003 bonus was paid under the Executive Incentive Compensation Plan. Bonuses may vary significantly from year to year and among eligible employees. See "Report of the Executive Compensation Committee."

     (2) The following types of compensation are included in "all other compensation":

          a. Contributions made under the T. Rowe Price U.S. Retirement Program. This plan provides retirement benefits based on the investment performance of each plan participant's account.

               Each of the officers named in the foregoing table received a contribution of $26,085 in 2003.

          b. Directors' fees paid by a wholly owned subsidiary of Price Group. Mr. Roche was paid $1,500 in directors' fees in 2003.

          c.   Matching contributions paid under our Employee Stock Purchase
               Plan.

               Matching contributions were paid to the following named officers in 2003: Mr. Testa - $4,500; Mr. Kennedy - $4,875; and Mr. Rogers
               - $4,500.

     (3) See the table entitled "Option Grants in 2003" which provides detail on the character of the option grants.

     (4) In 2001, includes $5,971 for additional cash compensation representing payment for an amount that could not be credited to the officer's retirement account due to contribution limits imposed under Section 415 of the Internal Revenue Code; $4,500 for matching contributions paid under our Employee Stock Purchase Plan; $21,882 for contributions made under the T. Rowe Price U.S. Retirement Program; and $40,425 representing the appraised fair market value of interests in limited liability companies formed by Price Associates to hold certain venture capital funds and be distributed to certain officers and key employees.


Option Grants Table. The following table shows the number of stock options granted in 2003 to the executive officers named in the Summary Compensation Table and other information regarding their grants. Stock options under our annual award program are granted at 100% of fair market value on the date of grant and generally become exercisable in five equal increments on the first through fifth anniversaries of the grant date. Replenishment grants allow an option holder to receive additional options if a non-qualified stock option is exercised by relinquishing shares already owned in payment of the exercise price. The replenishment options are granted at fair market value on the date of exercise of the option giving rise to the replenishment grant and may themselves be exercised until the expiration date of the related option. The replenishment options, which are equal in number to the shares relinquished, are exercisable immediately. There is a provision in all existing option agreements under our 2001 Stock Incentive Plan that may accelerate the vesting of currently outstanding but unexercisable options so that all options will become exercisable for the one-year period following a change in control of Price Group. The Executive Compensation Committee may modify or rescind this provision, or make other provisions for accelerating the ability to exercise options.

                             Option Grants in 2003

                                Individual Grants
                                                           Potential Realizable
                                                                  Value at
                                                                Assumed Annual
         Number of   Percent of                             Rates of Stock Price
        Securities   Total Options                             Appreciation for
        Underlying   Granted to       Exercise                  Option Term(2)
          Options    Employees in      Price     Expiration
Name      Granted    Fiscal Year   ($ Per Share)    Date         5%         10%
--------------------------------------------------------------------------------
George
A. Roche  10,306(1)      .28         $37.93    10/26/2003       $0(3)     $ 0(3)

James S.
Riepe      7,183(1)      .19          31.81   10/26/2003         0(3)       0(3)
          17,237(1)      .46          37.89   11/01/2005    66,944    137,153
          15,587(1)      .42          41.90   11/01/2005    66,942    137,150

M. David
Testa     18,843(1)      .50          32.09   11/10/2004    30,234     60,467
          16,616(1)      .44          36.39   11/10/2004    30,233     60,466
          15,053(1)      .40          40.17   11/10/2004    30,234     60,468

James A.C.
Kennedy   12,061(1)      .32          43.32   11/01/2005    53,554    109,721
          50,000        1.34          43.45   12/11/2013 1,366,274  3,462,405

Brian C.
Rogers    15,139(1)      .40          38.45   11/10/2004    29,105     58,209
          27,913(1)      .75          43.24   11/01/2005   123,713    253,461
          60,000        1.60          43.45   12/11/2013 1,639,528  4,154,887

     (1)  Replenishment grant.

     (2) We are required by the Securities and Exchange Commission to use a 5% and 10% assumed rate of appreciation over the terms of stock options granted in 2003. If the price of our common stock does not appreciate over the exercise price, the option holders will receive no benefit from the stock option grants. The appreciated stock prices used in these calculations do not represent Price Group's projections or estimates of the price of our common stock. Federal or state income tax consequences relating to stock option transactions have not been taken into account.

     (3) These grants were exercised in 2003 and are no longer outstanding. They are included in the next table and in the accompanying note.

     Aggregated Option Exercises and Option Values Table. The following table shows 2003 stock option exercises and the value of unexercised options for those executive officers named in the Summary Compensation Table on page 8. In the case of exercised options, "value realized" is considered to be the difference between the exercise price and the market price on the date of exercise. In the case of unexercised options, value is considered to be the difference between the exercise price and market price at the end of 2003. An "In-the-Money" option is an option for which the exercise price of the underlying stock is less than $47.41, the closing market price of Price Group's common stock on December 31, 2003. The following values resulted from appreciation of the stock price since the options were granted.

                      Aggregated Option Exercises in 2003
                     and Option Values at December 31, 2003

                                             Number of
                                             Securities              Value of
                                             Underlying           Unexercised
                                             Unexercised         "In-the-Money"
                                             Options at              Options
                                          December 31, 2003    December 31, 2003
         Shares Acquired         Value     (Exercisable/         (Exercisable/
Name       Upon Exercise      Realized     Unexercisable)        Unexercisable)
--------------------------------------------------------------------------------
George A.
Roche        115,906(1)      $2,930,964    504,800/30,000   $14,718,618/$334,800

James S.
Riepe        159,890(1)       3,821,572    437,624/30,000     11,533,849/334,800

M. David
Testa        275,000(1)       7,366,062    847,312/30,000     28,712,855/334,800

James
A.C.
Kennedy       65,000(1)       1,798,738   418,365/186,000    7,119,444/2,578,560

Brian C.
Rogers       169,600(1)       5,089,116   653,652/224,000   12,050,949/3,166,480

     (1) Includes the exercise of the following number of replenishment options: Mr. Roche-10,306 and Mr. Riepe-19,790.

Equity Compensation Plan Information. The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2003. None of the plans have outstanding warrants or rights other than options. All plans have been approved by our stockholders.

                      Equity Compensation Plan Information

                                                            Number of Securities
                  Number of Securities                       Remaining Available
                    to be Issued Upon    Weighted Average    for Future Issuance
                     Exercise of Out-    Exercise Price of       Under Equity
Plan Category       Standing Options     Outstanding Options  Compensation Plans
--------------------------------------------------------------------------------
Equity
Compensation
Plans Approved
by Stockholders        27,425,777              $29.98               6,921,831(1)

     (1) Includes 5,241,831 shares that may be issued under our 2001 Stock Incentive Plan and 1995 and 1998 Director Stock Options Plans and 1,680,000 shares that may be issued under our 1986 Employee Stock Purchase Plan. No shares have been issued under the Employee Stock Purchase Plan since its inception; all plan shares have been purchased in the open market.

     Compensation of Directors. Directors who are also officers of Price Group do not receive separate fees as directors of Price Group. Each non-employee director received a $50,000 retainer for his or her 2003 service on the Board of Directors. The chairman of the Audit Committee and members of the committee received additional fees of $10,000 and $5,000, respectively.

     Pursuant to the 1998 Director Stock Option Plan approved by stockholders on April 16, 1998 and amended by the Board of Directors on December 12, 2002, the following stock options were awarded to our independent directors who served on the Board of Directors in 2003:

     1) Each of Messrs. Garrett and Hebb received options to purchase 6,500 shares of Price Group's common stock at $30.52 per share, the fair market value of a share of stock on April 30, 2003, and 2,500 shares at $41.64, the fair market value of a share of stock on October 29, 2003.

     2) Each of Mr. Menschel and Mrs. Whittemore received options to purchase 2,500 shares of Price Group's common stock at $30.52 per share, the fair market value of a share of stock on April 30, 2003, and 2,500 shares at $41.64, the fair market value of a share of stock on October 29, 2003.

     3) Mr. Gilliam received options to purchase 6,500 shares of Price Group's common stock at $30.52 per share, the fair market value of a share of stock on April 30, 2003.


     4) Mr. Brady received options to purchase 10,000 shares of Price Group's common stock at $27.27 per share, the fair market value of a share of stock on April 10, 2003, the day he was elected to the Board of Directors.

     5) Dr. Sommer received options to purchase 10,000 shares of Price Group's common stock at $37.89, the fair market value or a share of stock on June 5, 2003, the day he was elected to the Board of Directors.

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The individuals identified at the end of this report are all members of the Executive Compensation Committee and independent members of the Board of Directors. In this report, the term "we" refers to members of the committee. Our report on executive compensation for 2003 follows.

     We are responsible to the Board of Directors, and ultimately to the stockholders of Price Group, for:

     1) determining the compensation of the chief executive officer and other executive officers;

     2) overseeing the administration of Price Group's Executive Incentive Compensation Plan, Annual Incentive Compensation Pool, stock incentive plans, and employee stock purchase plan; and

     3) reviewing and approving general salary and compensation policies for the rest of Price Group's senior officers.

     The Management Compensation Committee makes compensation decisions not included in these categories, including individual compensation decisions for non-executive officers.

     The investment management and securities industries are highly competitive, and experienced professionals in those industries have significant career mobility. We believe that the ability to attract, retain, and provide appropriate incentives for the highest quality professional personnel is essential for Price Group's competitive position in the investment management and financial services industries and the long-term success of Price Group.

     We believe that Price Group must pay competitive levels of cash compensation and offer appropriate equity and other incentive programs. These programs must be consistent with stockholder interests. We think these programs are necessary to motivate and retain Price Group's professional personnel. These compensation programs are keyed to achieve short- and long-term performance goals established by our committee and the Board. We believe that our compensation policies are competitive with those of other companies in the investment management and financial services industries.

     During 2003, base salaries for each of the individuals named in the Summary Compensation Table on page 8 were unchanged from the prior year. Price Group's policy is that base salaries for these executives should form a relatively low percentage (substantially below 50%) of their total cash compensation opportunity, and that the major portion of cash compensation should be performance based and derived from payments made under the Executive Incentive Compensation Plan. We will authorize payments from this plan only to the extent permitted by the performance goals established under the plan.

     Price Group's Board of Directors and stockholders approved the Executive Incentive Compensation Plan applicable for 2003 in 1995. It establishes a pool that relates incentives to Price Group's income before income taxes and minority interests for the year (which we call adjusted earnings), subject to Price Group meeting a return on equity target. The pool, assuming adjusted earnings exceed $50 million, is $3,000,000 plus 8% of adjusted earnings over $50 million. The minimum return on equity to permit full payments under the plan is 20%. If the return on equity is less than 20% but at least 10%, for each full percentage point shortfall below 20%, the maximum pool is reduced by 5%. If the return on equity falls below 10%, no bonus payment will be made under the plan for that year. At Price Group's 2003 annual meeting, stockholders of the company approved a new Annual Incentive Compensation Pool which will replace the Executive Incentive Compensation Plan beginning in 2004. Under the terms of the new Annua Incentive Compensation Pool, each year's pool will be an amount equal to 6% of the first $50 million of adjusted earnings plus 8% of any adjusted earnings in excess of $50 million.

     In early 2003, we designated the executive officers named in the Summary Compensation Table on page 8 as participants in the Executive Incentive Compensation Plan. We also determined that each participant would be eligible to receive up to a specified maximum percentage of the available pool. The percentages varied among the participants. At the end of 2003, we reviewed the requirements established by the plan for determining incentive awards and also determined that the plan's performance goals had been satisfied before we approved and permitted payment of bonuses pursuant to the plan. We expect that all payments pursuant to the plan will be deductible under Section 162(m) of the Internal Revenue Code of 1986, and that all compensation payable to these individuals for 2003 performance similarly will be deductible.

     We considered various qualitative and quantitative factors in determining the amount of incentive compensation awarded to Mr. Roche, Mr. Riepe and Mr. Testa in 2003. These factors included investment performance in comparison to comparable mutual funds and market indices, marketing effectiveness, international expansion, customer service, management of corporate assets, financial performance, and corporate infrastructure development. We also took into account the fact that Messrs. Roche, Riepe, and Testa during 2003 had broad company-wide management responsibilities as well as line operating responsibilities. We viewed each as making generally equivalent company-wide contributions to 2003 performance and determined that each of these individuals had demonstrated strong management performance over an extended timeframe.

     In the cases of Mr. Kennedy and Mr. Rogers, we took into consideration their respective contributions as members of Price Group's Management Committee and senior executives of Price Associates' Equity Division, including in particular the strong 2003 performance of the Equity Division. We noted that many of Price Associates' investment professionals, including certain senior portfolio managers whom we did not designate as participants in the 2003 plan and are compensated under other incentive compensation programs and arrangements, also were significant contributors to 2003 performance.

     The awards were based upon our consideration of the improved financial performance of Price Group during 2003 as well as the strong relative performance of our investment portfolios, improved fund cash flows and other positive trends in the business. We considered this performance and the compensation levels in light of Price Group's historical compensation policies and financial industry compensation trends. The incentive compensation awarded to each of the named executives was considerably less than the maximum amount permitted by the Executive Incentive Compensation Plan. We could determine in the future to award payment of a greater portion or all of the compensation pool as calculated under the Annual Incentive Compensation Pool in order to maintain a competitive compensation structure and thus retain key personnel.

     In 2003, we did not award options to purchase shares of common stock to Mr. Roche, Mr. Riepe, or Mr. Testa under our annual grant program. We awarded options under the program to Mr. Kennedy to purchase 50,000 shares of common stock, and to Mr. Rogers options to purchase 60,000 shares of common stock, all at an exercise price of $43.45 per share. These grants accounted for about 3.34% of the total option awards under the program, as we and senior management sought to continue to make additional stock options available to a significant number of other employees. Consistent with recent practice, we made no grants this year to our three most senior executives in order to focus more of the annual option pool on other officers and key employees who do not already have as significant an ownership interest in Price Group. We believe that our option program, particularly as it relates to other key employees, plays an important role in our ability to attract and retain our senior executives and key employees. Th foregoing excludes replenishment options which automatically are granted under certain circumstances upon the exercise of outstanding options.

     We have compared the compensation levels of top management at Price Group to relevant publicly available data for the investment management, securities, and other financial services industries and have found these compensation levels to be competitive. Certain of these companies are included in the CRSP Total Return Index for NASDAQ Financial Stocks shown in the Stock Performance Chart that appears on page 21.

     We believe that Price Group competes for executive talent with a large number of investment management, securities, and other financial services companies. Some of our competitors are privately owned and others have significantly larger market capitalizations than Price Group. The practice of Price Group and our committee is to review available compensation data from a large universe of financial services companies. We receive the assistance of an independent compensation consulting firm, selected by our committee and not by management, in comparing the executive compensation and compensation policies of Price Group with those of other public companies, including companies that compete with Price Group for talent. We reiterate that our goal is to maintain compensation programs that are competitive within the investment management and financial services industries, and, therefore, in our stockholders' continuing best interests.

     We believe that the 2003 compensation levels disclosed in this proxy statement are reasonable and appropriate in light of Price Group's performance.

                                                Richard L. Menschel, Chairman
                                                James T. Brady
                                                D. William J. Garrett
                                                Donald B. Hebb, Jr.
                                                Dr. Alfred Sommer
                                                Anne Marie Whittemore

                                 ***************

                                   PROPOSAL 3
             APPROVAL OF THE PROPOSED 2004 STOCK INCENTIVE PLAN AND
              COROLLARY AMENDMENT OF THE 2001 STOCK INCENTIVE PLAN

     We believe that our ability to award incentive compensation based on equity in Price Group is critical to our continued success in attracting, motivating and retaining key personnel and remaining competitive. Therefore, we are asking our stockholders to approve our adoption of a new stock incentive plan, the 2004 Stock Incentive Plan (the "2004 Plan"), and simultaneous amendment of our existing 2001 Stock Incentive Plan (the "2001 Plan") to freeze the number of shares available for awards under that plan as of the date of the Meeting. Approval of Proposal 3 would provide 8 million additional shares to be used for grants under the 2004 Plan in addition to the approximately 5 million shares that would remain available for grants under the 2001 Plan.

     The creativity and entrepreneurial drive of our employees generates the growth and success of our business. Since Price Group's IPO in 1986 through December 31, 2003, the compound annualized return on our shares has been in excess of 23%, due in large part to the work of our professionals. We believe that our broad-based option program has been highly successful in motivating and rewarding the efforts of our employees. As reflected in the table entitled "Option Grants in 2003" on page 9, participation in the program by our most senior officers is modest, thereby permitting increased participation by many others who contribute to our success. By giving our employees an opportunity to share in the growth of Price Group's equity, we align their interests with those of our stockholders. Our employees understand that their stock options will have value only if Price Group creates value for our stockholders. The entrepreneurial spirit and competitive drive that are so pervasive at Price Group reflect our employees' stake in our growth and profitability. Awards under the 2001 and 2004 Plans generally vest over five years, giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that our option program has helped us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our organization.

     We remain committed to the goals of managing dilution from options and enhancing stockholder value. We have granted awards under the 2001 Plan judiciously. Those grants have been consistent with standards we established when we adopted the plan and have been made at the rate we projected to you. We have successfully managed share dilution from options over the past seventeen years. We have never repriced options and will not reprice options in the future without prior stockholder approval. In addition, neither the 2001 Plan nor the 2004 Plan allows the grant of "discount" options (i.e., options with an exercise price below fair market value).

     Consistent with our goal of managing dilution, last year we reduced our annual option program by 15% compared to the prior year's grants, exclusive of replenishment options that were issued in certain cases where we received previously-owned shares in payment of the option exercise price. Even with the reduced annual program, additional shares will be needed for us to continue our equity incentive compensation program. Recognizing the level of stock option grants made in recent years, taking into account last year's reduction in our annual grant program, and given our expectations of continued expansion of our work force, shares under the 2001 Plan will provide sufficient award capacity for less than two more years. We project that approval of the 2004 Plan and 2001 Plan amendment will provide us with adequate shares for incentive compensation awards for approximately five years. The visibility and sustainability of the executive incentive compensation program are important factors in accomplishing our goals of attracting, motivating and retaining key employees. For these reasons, we encourage you to vote FOR Proposal 3.

Summary of the 2004 Stock Incentive Plan and
Corollary Amendment of the 2001 Stock Incentive Plan

     The substantive terms of the 2004 Plan mirror the 2001 Plan, with certain differences that are outlined below. The 2001 Plan amendment is described below under the heading "Number of Shares." The material terms of the 2001 Plan are also described in the proxy statement dated February 26, 2001 and distributed in advance of the 2001 Annual Meeting of Stockholders. A copy of the 2004 Plan is attached as Exhibit B, and a copy of the 2001 Plan amendment is attached as Exhibit C. The following summary description is qualified by reference to the 2004 Plan, the 2001 Plan and the 2001 Plan amendment.

Number of Shares
----------------

     Approximately 13.9 million shares of our common stock were reserved initially for issuance under the 2001 Plan. The 2001 Plan amendment freezes the number of shares available for awards under that plan as of the date of the Meeting. Shares that ordinarily would have been restored to the 2001 Plan due to award forfeitures, shares tendered in payment of option exercise prices, and shares withheld in payment of tax withholding obligations will not be available for future awards under the 2001 Plan, but will roll into and become available under the 2004 Plan if Proposal 3 is approved. Approximately 5 million shares would remain available for grant under the 2001 Plan.

     Under the 2004 Plan, 8 million shares of our common stock, and any shares that are represented by awards under the 2004 Plan or any of our prior plans that are forfeited, expire, or are canceled or settled as stock appreciation rights in cash without delivery of shares, forfeited back to us after delivery because of the failure to meet an award condition or contingency, or tendered to us or withheld to pay the exercise price or related tax withholding obligations in connection with any award under the 2004 Plan or any prior plan will be available for awards under the 2004 Plan. In addition, subject to the limitation below, shares that we reacquire on the open market or otherwise using the cash proceeds received by us from the exercise of stock options granted under the 2004 Plan or any prior plan will be added to the number of shares available under the 2004 Plan. The maximum number of shares that may be reacquired and restored to the 2004 Plan is equal to (A) the amount of the cash proceeds, divided by (B) the fair market value on the date of the exercise which generated such proceeds. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2004 Plan to employees, officers and directors of the acquired entity, those awards, to the extent permitted under applicable laws and securities exchange rules, will not reduce the number of shares reserved for the 2004 Plan.

  The 2004 Plan imposes the following additional maximum limitations:

     o The maximum number of shares that may be issued in connection with incentive stock options intended to qualify under Internal Revenue Code Section 422 is 8 million, the same as under the 2001 Plan.

     o The maximum number of shares that may be issued in connection with stock awards under the 2004 Plan is 1 million, the same as under the 2001 Plan.

     o The maximum number of shares that may be subject to stock awards granted under the 2004 Plan to any one person that are intended to constitute or give rise to deductible "qualified performance-based compensation" within the meaning of Internal Revenue Code Section 162(m) is 1 million shares during any 36-month period. The 2001 Plan does not allow the grant of such awards.

     o The maximum number of shares subject to awards of any combination that may be granted under the 2004 Plan during any calendar year to any one person is 1 million. This same maximum applies under the 2001 Plan. However, the 2004 Plan does not permit the unused portion of this maximum to carry forward from year to year as permitted under the 2001 Plan.

     The number of shares reserved for issuance under the 2004 Plan and 2001 Plan, and the limits on the number of awards that may be granted under each plan to any one participant or of a particular type, as described above, are subject to adjustment to reflect certain subsequent capital adjustments such as stock splits, stock dividends, and share exchanges.

Eligibility
-----------

    The selection of the participants in the 2004 Plan and 2001 Plan and the term of awards granted to each participant will generally be determined by the Executive Compensation Committee (the "Committee") or a subcommittee of the Committee. The Committee may delegate to a committee of officers the authority to make awards to individuals who are not subject to Section 16 of the Securities Exchange Act of 1934. Employees, including those who are officers or directors, of Price Group and its subsidiaries and affiliates are eligible to be selected to receive awards under the 2004 Plan and/or 2001 Plan, as are non-employee service providers (except for non-employee directors) and employees of unaffiliated entities that provide services to us. We estimate that approximately 3,800 Price Group employees and other service providers presently are eligible to receive awards under the 2004 Plan and/or 2001 Plan.

Types of Awards
---------------

     The 2004 Plan and 2001 Plan allow for the grant of stock options, stock appreciation rights, and stock awards in any combination, separately or in tandem. We may make or guarantee loans to participants to assist them in exercising awards and satisfying their withholding tax obligations, but we may not make such loans or guarantees to directors or executive officers of Price Group. Price Group has not made or guaranteed such loans in the past. The Committee will determine the terms and conditions of awards granted under the 2004 Plan and 2001 Plan, including the times when awards vest and their exercise periods following certain events such as termination of employment. Unless the Committee determines otherwise, all awards granted under the 2004 Plan and/or 2001 Plan would fully vest and remain exercisable for a one-year period following a change in control of Price Group.

     Stock Options. The Committee may grant either incentive stock options qualified with respect to Internal Revenue Code Section 422 or options not qualified under any section of the Internal Revenue Code ("non-qualified options"). All stock options granted under the 2001 Plan and/or 2004 Plan must have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. As of February 6, 2004, the fair market value of a share of our common stock, determined by the last reported sale price per share on that date as quoted on The Nasdaq National Market, Inc., was $51.40. No stock option granted under the 2001 Plan or 2004 Plan may have a term longer than 10 years, except that under the 2004 Plan the term may extend for six months beyond the date of death in the event that an option recipient dies within the six-month period immediately before the expiration of the initial 10-year term. The exercise price of stock options may be paid in cash, or, if the Committe permits, by tendering shares of common stock, or by any other means the Committee approves. Our stock options may, and many outstanding stock options currently do, contain a replenishment provision under which we issue a new option to an option holder (called a "replenishment option"), in order to maintain his or her equity stake in Price Group, if the option holder surrenders previously-owned shares to us in payment of the exercise price of an outstanding stock option. The automatic replenishment option grant generally covers only the number of shares surrendered, and expires at the same time as the option that was exercised would have expired.

     The following table shows the number of shares subject to option grants made under the 2001 Plan to our executive officers and the other individuals and groups indicated, from the date of the 2001 plan's inception to February 6, 2004. A separate column indicates the number of shares underlying options granted that are replenishment options.

                         Cumulative Option Grant Table
                           2001 Stock Incentive Plan

                     Aggregate Number of Shares
Name and Position    Underlying Options Granted         Replenishment Options(1)
--------------------------------------------------------------------------------
George A. Roche,
 Chairman and President           10,306                           10,306

James S. Riepe,
 Vice Chairman                    48,681                           48,681

M. David Testa,
 Vice Chairman                    83,835                           83,835

James A.C. Kennedy,
 Vice President and
 Director, Equity
 Division                        192,061                           12,061

Brian C. Rogers,
 Vice President                  263,052                           43,052

All Current Executive
 Officers as a Group           1,560,830                          275,830

All Current Directors
 who are not Executive
 Officers                         99,097                           14,097

All Current Employees,
 including Officers
 who are not Executive
 Officers, as
 a Group (312 persons)         9,745,538                          390,647
--------------------------------------------------------------------------------

     (1) This column contains the number of shares included under "Aggregate Number of Shares Underlying Options Granted" that are replenishment options.

    Stock Appreciation Rights. The Committee may grant stock appreciation rights which provide the recipient the right to receive a payment (in cash, shares, or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date (or, if lower, the exercise price of any tandem stock option to which the stock appreciation right is related) and the fair market value of such shares on the date of exercise. Although stock appreciation rights have been available for grant under the 2001 Plan and our prior plans, the Committee has never granted this type of award.

    Stock Awards. Awards of shares of common stock may be issued with or without payment of consideration by the recipient. An award of stock may be denominated in shares of stock or other securities, stock-equivalent units, securities or debentures convertible into our common stock, or in any combination of the foregoing, and may be paid in cash, our common stock or other securities, or a combination thereof. All or part of any stock award may be subject to conditions and restrictions, which the Committee will specify. Unless the Committee determines otherwise, there will be a restriction period of at least three years' duration on stock awards.

    Performance-Based Awards. In order to enable Price Group to avail itself of the tax deductibility of "qualified performance-based compensation," within the meaning of Internal Revenue Code Section 162(m), paid to certain of its senior officers, the 2004 Plan provides for a new type of stock award, the grant or vesting of which is dependent upon the recipient's attainment of objective performance targets relative to certain performance measures. Performance targets may include minimum, maximum and target levels of performance, with the size of the stock award or vesting based on the level attained. Performance measures are criteria established by the Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; share price performance; total stockholder return; improvement in or attainment of expense levels; relative performance to a group of companies or relevant market indices comparable to Price Group; and strategic business criteria consisting of one or more objectives based on Price Group's meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

Awards
------

     No awards have been granted under the 2004 Plan. The Committee has not considered specific awards to be made under the 2004 Plan; therefore, the number of shares that will be covered by any awards or the individuals to whom awards will be made cannot be determined at this time. The following New Plan Benefits Table contains the number of awards made under the 2001 Plan to the individuals and groups listed below during our last fiscal year.


                            New Plan Benefits Table

                                               2001 Stock           2004 Stock
                                             Incentive Plan       Incentive Plan
                                                Number of            Number of
Name and Position                                Units(1)             Units(2)
--------------------------------------------------------------------------------
George A. Roche, Chairman and President          10,306                  0

James S. Riepe, Vice Chairman                    40,007                  0

M. David Testa, Vice Chairman                    50,512                  0

James A.C. Kennedy, Vice President and
Director, Equity Division                        62,061                  0

Brian C. Rogers, Vice President                 103,052                  0

Executive Group                                 540,506                  0

Non-Executive Director Group                     29,097                  0

Non-Executive Officer Employee Group          3,192,141                  0

(1) The number of shares included in awards made under the 2001 Stock Incentive Plan are as follows: Mr. Roche-10,306; Mr. Riepe-40,007; Mr. Testa-50,512; Mr. Kennedy-12,061; Mr. Rogers-43,052; Executive Group-215,506; Non-Executive Director Group-14,097; Non-Executive Officer Employee Group-228,641.

(2) Awards are subject to discretion and, therefore, are not currently determinable.

Amendments

     The Board may alter, amend, suspend, or discontinue the 2004 Plan and/or 2001 Plan or any portion of either plan at any time, but no such action may be taken without stockholder approval if it materially increases the benefits to participants, including modifying the minimum exercise price or maximum term of stock options, or increases the number of shares that may be issued under the plan. The Committee may alter or amend awards under the 2004 Plan and/or 2001 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would result in repricing a stock option to a lower exercise price other than to reflect a capital adjustment of Price Group, such as a stock split. Price Group has not acted in the past to reprice stock options.

Term of Plans

     If our stockholders approve Proposal 3, the 2004 Plan will become effective April 8, 2004, and will remain in effect until February 4, 2014, unless it is terminated earlier by the Board. The 2001 Plan will expire with respect to future grants on February 7, 2011, or at an earlier date if the shares available for issuance are exhausted.

Federal Income Tax Consequences

     The following summary is intended only as a general guide to the U.S. federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2004 Plan and 2001 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the plans or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

     Incentive Stock Options. An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Internal Revenue Code Section 422. Option holders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, Price Group will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by Price Group for federal income tax purposes.

     Non-Qualified Stock Options. Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to Price Group with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. Price Group generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

     Other Considerations. The Internal Revenue Code allows publicly-held corporations to deduct compensation in excess of $1 million paid to the corporation's chief executive officer and its four other most highly compensated executive officers if the compensation payable is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of awards under the 2004 Plan and the 2001 Plan which are based on performance goals, including stock options and stock appreciation rights granted at fair market value, to be deductible by us as performance-based compensation not subject to the $1 million limitation on deductibility.

Recommendation of the Board of Directors; Vote Required

     We recommend that you vote FOR Proposal 3 and thereby approve our adoption of the 2004 Plan and amendment of the 2001 Plan. Proxies solicited by the Board of Directors will be voted FOR Proposal 3 unless otherwise specified. The 2001 Plan amendment will not become effective unless the adoption of the 2004 Plan is approved. Therefore, your vote applies to both the 2004 Plan adoption and the 2001 Plan amendment. In order to be adopted at the Meeting, Proposal 3 must be approved by the affirmative vote of a majority of the votes cast at the Meeting. Abstentions and broker non-votes will not be considered votes cast and will have no effect on the outcome of the matter.

          REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The individuals identified at the end of this report are the members of the Nominating and Corporate Governance Committee. Each of the members of the committee is independent under listing standards applicable to Price Group. In this report, the term "we" refers to members of the committee.

     The Nominating and Corporate Governance Committee has the responsibility and authority to supervise and review the affairs of Price Group as they relate to the nomination of directors and corporate governance. The principal recurring functions of the committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, developing and recommending corporate governance principles for Price Group and monitoring Price Group's compliance with these principles, establishing and monitoring procedures for the receipt of stockholder communications directed to the Board of Directors and monitoring the role and effectiveness of the Board of Directors.

     The committee met on seven occasions during 2003. A major initiative of the committee during 2003 was to add additional independent directors to the Board so that by the 2004 annual meeting a majority of the directors are independent. During 2003, two additional independent directors, Mr. Brady and Dr. Sommer, were added to the Board of Directors. In addition, an additional independent director, Mr. Dwight Taylor, has been nominated for addition to the Board of Directors at the 2004 annual meeting.

     In addition to activity with respect to the attraction of additional independent directors, the committee also focused in 2003 on monitoring Price Group's compliance with the Sarbanes-Oxley Act of 2002 and related rules and regulations affecting corporate governance. In addition, we discussed during 2003, and are presently developing, a set of corporate governance guidelines for Price Group. We anticipate that the guidelines will be approved by the Board of Directors and published in 2004.

     The nomination process for directors is supervised by the committee. The committee seeks out appropriate candidates to serve as directors of Price Group, and the committee interviews and examines director candidates and makes recommendations to the Board regarding candidate selection. We believe that all director candidates should demonstrate unimpeachable character and integrity, have sufficient time to carry out their duties, have experience at senior levels in areas of expertise helpful to Price Group and consistent with the objective of having a diverse and well-rounded Board, and have the willingness and commitment to assume the responsibilities required of a director of Price Group. Once the committee has selected appropriate candidates for director, it presents the candidates to the full Board for election if the selection has occurred during the course of the year or for nomination if the director is to be first elected by stockholders. In any case, all directors are nominated each year for election by stockholders and included in Price Group's proxy statement. Director candidates are obtained principally through suggestions from members of the Board and senior management of Price Group. The chief executive officer of Price Group and Board members may seek candidates through informal discussions with third parties. The only nominee for election to Price Group's Board this year who has not previously served as a Price Group director is Dwight S. Taylor. Mr. Taylor was initially brought to the attention of the committee by an independent director of the Price funds.

     Price Group's amended and restated by-laws provide the procedure for stockholders to make director nominations. A nominating stockholder must give appropriate notice to Price Group of the nomination not less than 90 days prior to the first anniversary of the preceding year's annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year's annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made. The stockholders' notice shall set forth, as to

     1) each person whom the stockholder proposes to nominate for election as a director:

          o the name, age, business address and residence address of such person,

          o    the principal occupation or employment of the person,

          o the class and number of shares of Price Group which are beneficially owned by such person, if any, and

          o any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder; and

     2)   the stockholder giving the notice:

          o the name and record address of the stockholder and the class and number of shares of Price Group which are beneficially owned by the stockholder,

          o a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,

          o a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,

          o any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     The notice must be accompanied by a written consent of the proposed nominee to be named as a director.

     The Board of Directors has also adopted a Code of Ethics for its Principal Executive and Senior Financial Officers. This Code supplements our code of ethics applicable to all employees and directors and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A copy of our Code of Ethics for Principal Executive and Senior Financial Officers will be filed as an exhibit to Price Group's Annual Report on Form 10-K for fiscal 2003.

                                        Anne Marie Whittemore, Chairman
                                        Richard L. Menschel

                                ***************

                            STOCK PERFORMANCE CHART

     We are required by the Securities and Exchange Commission to provide you with a five-year comparison of the cumulative total return on our common stock as of December 31, 2003, with that of a broad equity market index and either a published industry index or a peer group index selected by us. We have chosen to use broad market and published industry indices which included our stock in 2003.

     The following chart compares the yearly change in the cumulative return on our common stock with the cumulative total return on the CRSP Total Return Index for NASDAQ Financial Stocks and the S&P 500 Index. The comparison assumes that $100 was invested in Price Group's common stock and in each of the named indices on December 31, 1998, and that all dividends were reinvested.

     Since we do not make or endorse any predictions as to future stock performance, the values in the following columns do not represent our projections or estimates of either the annual or cumulative return on our common stock or any of the indices represented.

[Graphic Omitted]

                                      CRSP Total
                                   Return Index for
             T. Rowe Price              NASDAQ
              Group, Inc.          Financial Stocks              S&P 500 Index

1998             100                     100                         100

1999             109                      99                         121

2000             127                     107                         110

2001             106                     118                          97

2002              85                     121                          76

2003             150                     164                          97


                        1998       1999      2000     2001        2002     2003
T. Rowe Price
Group, Inc.             $100       $109      $127     $106        $85      $150

CRSP Total Return
Index for NASDAQ
Financial Stocks(1)      100         99       107      118        121       164

S&P 500 Index(2)         100        121       110       97         76        97

(1) The CRSP Total Return Index for NASDAQ Financial Stocks is an index comprised of all financial company American Depository Receipts, domestic common shares and foreign common shares traded on the NASDAQ National Market(RT) and the NASDAQ SmallCap Market(SM), and represents SIC Codes 60 through 67. We have not verified these values independently. Price Group's common stock is included in this index. Price Group's Secretary will provide the names of companies included in this index upon receipt of a stockholder's written request. (Source: 2004 CRSP, Center for Research in Securities Prices. Graduate School of Business, The University of Chicago used with permission. All rights reserved. www.crsp.uchicago.edu.)

(2) Total return performance for the S&P 500 Index also has been provided by CRSP. This index has consistently been presented in prior years as a broad market index. Price Group's common stock has been included in this index since October 13, 1999.

                CERTAIN OWNERSHIP OF PRICE GROUP'S COMMON STOCK

     We have no knowledge at this time of any individual or entity owning, beneficially or otherwise, 5% or more of the outstanding common stock of Price Group.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     We believe that our directors and executive officers have complied with requirements of the Securities and Exchange Commission to report ownership, and transactions which change ownership, on time during 2003 with one exception. On June 12, 2003, the Form 4 filed by George A. Roche, chairman and president of Price Group, did not report the award of replenishment options granted as a result of the exercise of non-qualified stock options on June 11, 2003. An Amended Form 4 was filed on October 22, 2003, to correct this oversight.

               STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

     Qualified stockholders who wish to have proposals presented at the 2005 annual meeting of stockholders must deliver them to Price Group by October 30, 2004, in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

     Any stockholder proposal or director nomination for our 2005 annual meeting that is submitted outside the processes of Rule 14a-8 will be considered "untimely" if we receive it before December 9, 2004, or after January 8, 2005. Such proposals and nominations must be made in accordance with the amended and restated by-laws of Price Group. An untimely proposal may be excluded from consideration at our 2005 annual meeting. All proposals and nominations must be delivered to Price Group's Secretary at 100 E. Pratt Street, Mail Code 5210, Baltimore, MD 21202.

             STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     The following procedures have been established by the Nominating and Corporate Governance Committee in order to facilitate communications between our stockholders and our Board of Directors:

     1) Stockholders may send correspondence, which should indicate that the sender is a stockholder, to our Board of Directors or to any individual director by mail to T. Rowe Price Group, Inc., c/o Chief Legal Officer, T. Rowe Price Group, Inc., P.O. Box 17134, Baltimore, MD 21297-1134, or by e-mail to stockholdercommunications@troweprice.com.

     2) Our Chief Legal Officer will be responsible for the first review and logging of this correspondence and will forward the communication to the director or directors to whom it is addressed unless it is a type of correspondence which the Nominating and Corporate Governance Committee has identified as correspondence which may be retained in our files and not sent to directors.

          The Nominating and Corporate Governance Committee has authorized the Chief Legal Officer to retain and not send to directors communications that: (a) are advertising or promotional in nature (offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues, or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding sentence, the Chief Legal Officer will not screen communications sent to directors.

     3) The log of stockholder correspondence will be available to members of the Nominating and Corporate Governance Committee for inspection. At least once each year, the Chief Legal Officer will provide to the Nominating and Corporate Governance Committee a summary of the communications received from stockholders, including the communications not sent to directors in accordance with screening procedures approved by the Nominating and Corporate Governance Committee.

                                 OTHER MATTERS

     We know of no other matters to be presented to you at the Meeting. As stated in an earlier section, if other matters are considered at the Meeting, the proxies will vote on these matters in accordance with their judgment of the best interests of Price Group.

                                   Exhibit A
                            Audit Committee Charter

     The Audit Committee (the "Committee") of the Board of Directors (the "Board") of T. Rowe Price Group, Inc. (the "Corporation") has the oversight responsibility, authority and duties described in this Charter.

Purpose

     The primary purpose of the Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of the Corporation's financial statements and other financial information provided by the Corporation to its stockholders, (2) the Corporation's retention of its independent accountants, including oversight of the terms of their engagement and their performance, qualifications and independence and (3) the performance of the Corporation's internal audit function, internal controls and disclosure controls. The Committee shall prepare the report of the Committee included in the Corporation's annual proxy statement as required by the Securities and Exchange Commission (the "SEC"). In addition, the Committee provides an avenue for communication among the internal auditors, the independent accountants, financial management and the Board. The Committee's responsibility is one of oversight, recognizing that the Corporation's management is responsible for preparing the Corporation's financial statements and that the independent accountants are responsible for auditing those financial statements. The independent accountants report directly to the Committee and are ultimately accountable to the Committee and the Board for such accountants' audit of the financial statements of the Corporation.

Composition

     The Committee shall be appointed annually by the Board on the recommendation of the Nominating and Corporate Governance Committee and shall comprise at least three directors, each of whom shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), the SEC and applicable law. In addition, at least one member of the Committee will possess accounting or financial management expertise as defined by Nasdaq, the SEC and applicable law. The Board shall designate one member as Chair of the Committee. The Committee may, at its discretion in accordance with applicable law or regulation, delegate to one or more of its members the authority to act on behalf of the Committee.

Meetings

     The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually with the chief financial officer, the internal auditors and the independent accountants to discuss any matters that the Committee or any of these persons or firms believe should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of the independent accountants, internal auditors or corporate officers.

Duties and Powers

     The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate.

Independent Accountants

1. Appoint, approve audit fees for and oversee the Corporation's independent accountants.

2. Review and provide prior approval of the engagement of the Corporation's independent accountants to perform non-audit services. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of this review and approval.

3. Adopt policies and procedures relating to the pre-approval of audit and non-audit services.

4. Ensure that the independent accountants prepare and deliver at least annually a formal written statement delineating all relationships between the independent accountants and the Corporation addressing at least the matters set forth in Independence Standards Board, Standard No. 1, Independence Discussions with Audit Committees, as amended.

5. Discuss with the independent accountants any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommend that the Board take appropriate action in response to the independent accountants' report to satisfy itself of the independent accountants' independence.

6. Obtain and review at least annually a report by the independent accountants describing: (a) the accounting firm's internal quality-control procedures,
     (b) any issues material to the Corporation's audit raised (i) by the most recent internal quality-control review or peer review of the accounting firm or (ii) by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any such issues.

7. Obtain from the independent accountants assurance that their audit of the Corporation's financial statements was conducted in accordance with auditing standards generally accepted in the United States.

8. Confirm that the Corporation's independent accountants have complied with any applicable rotation requirements for the lead audit partner and any reviewing audit partner with responsibility for the Corporation's audit.

9. To the extent required by the rules of the SEC, obtain and review at least annually an attestation to and a report from the Corporation's independent accountants regarding management's assessment of the effectiveness of the Corporation's internal controls and procedures for financial reporting to be included in the Corporation's Annual Report on Form 10-K, in advance of such filing.

10. Pursuant to Section 10A of the Securities Exchange Act of 1934, as amended, obtain and review from the independent accountants a timely report describing (a) all critical accounting policies and practices to be used;
     (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the internal auditors and the independent accountants; (c) other material written communications between the independent accountants, the internal auditors and the management of the Corporation, such as any management letter or schedule of unadjusted differences; and (d) any illegal acts that have been detected or have otherwise come to the attention of the independent accountants or the internal auditors in the course of their audit.

11. Monitor compliance with regulatory requirements applicable to the hiring of employees and former employees of the independent accountants.

Internal Auditors

12. Consult with management before the appointment or replacement of the Director of Internal Audit.

13. Review with the Director of Internal Audit the significant reports to management prepared by the internal auditors and management's responses thereto, and also such other reports or matters as the Committee or the Director of Internal Audit deems necessary or desirable.

Compliance

14. Periodically review with the Director of Compliance the status of the Corporation's compliance programs.

Financial Statements, Controls and Reports

15. Obtain, review and approve, if applicable, a timely analysis from management relating to any significant proposed or contemplated changes to the Corporation's accounting principles, policies, estimates, internal controls, disclosure controls, procedures, practices and auditing plans (including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof).

16. Review disclosures made to the Committee by the Corporation's Chief Executive Officer and Chief Financial Officer during their certification process for the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Corporation's internal controls.

17. Discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

18. Periodically discuss with the independent accountants and internal auditors, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Corporation's accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Corporation's financial statements.

19. Review the Corporation's annual and quarterly consolidated financial statements with management and the independent accountants prior to the first public release of the Corporation's financial results for such year or quarter and review any "pro forma" or "adjusted" non-GAAP information included in such release. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of the review of any quarterly consolidated financial statements.

20. Review the Corporation's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q in advance of such filings. The Chair of the Committee may represent and act on behalf of the entire Committee for purposes of the review of any Quarterly Reports on Form 10-Q.

21. Meet periodically with management, the Director of Internal Audit and/or the independent accountants to:

     o review the respective annual audit plans of the independent accountants and internal auditors;

     o discuss any significant matters arising from any audit or report or communication relating to the consolidated financial statements, including any material audit problems, disagreements or difficulties and responses by management;

     o understand the significant judgments made and alternatives considered in the Corporation's financial reporting, including the appropriateness of the alternatives ultimately chosen; and

     o discuss policies with respect to significant risks and exposures, if any, and the steps taken to assess, monitor and manage such risks.

22. Review with the Corporation's internal and external counsel any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Reporting and Recommendations

23. Determine, based on the reviews and discussions noted above, whether to recommend to the Board that the audited financial statements be included in the Corporation's Annual Report to Stockholders and on Form 10-K for filing with the SEC.

24. Prepare any report, including any recommendation of the Committee, required by the rules of the SEC to be included in the Corporation's annual proxy statement.

25. Maintain minutes or other records of meetings and activities of the Committee.

26. Report the Committee's activities to the Board on a regular basis and make such recommendations with respect to the above as the Committee or the Board may deem necessary or appropriate.

Other Responsibilities

27. Monitor the activities of the Corporation's banking and trust company subsidiaries by (a) meeting at least annually with management, the Director of Internal Audit and the Director of Compliance to review the financial condition, business activities and regulatory compliance status of the Corporation's banking and trust company subsidiaries and (b) receiving from management periodic reports of any examinations by regulatory authorities or other material business, accounting or regulatory issues relating to such entities.

28. Establish and maintain procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls and auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

29. Review and recommend to the Board (a) any change in or waiver to the Corporation's code of ethics for its principal executive and senior financial officers and (b) any disclosure made on Form 8-K regarding such change or waiver.

30. Review and provide prior approval of all transactions or arrangements required to be disclosed pursuant to SEC Regulation S-K, Item 404, between the Corporation and any of its directors, officers, principal stockholders or any of their respective affiliates, associates or related parties.

31. Take such other actions as the Committee or the Board may deem necessary or appropriate.

32. Review the Committee's performance of the foregoing duties on at least an annual basis.

Resources and Authority

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage and determine the necessary funding for independent accountants for special audits, reviews and other procedures and to retain and determine the necessary funding for special counsel and other experts or consultants.

Annual Review

     The Committee shall review, on at least an annual basis, this Charter and the scope of the responsibilities of this Committee. Any proposed changes, where indicated, shall be referred to the Board for appropriate action.

Operating Procedures

     Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.

                                   Exhibit B
              T. Rowe Price Group, Inc. 2004 Stock Incentive Plan

1. Establishment, Purpose and Types of Awards

     T. ROWE PRICE GROUP, INC., a Maryland corporation (the "Company"), hereby establishes the T. ROWE PRICE GROUP, INC. 2004 STOCK INCENTIVE PLAN (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and (ii) enabling the Company and its affiliated companies to attract, retain and reward the best-available persons. The Plan permits the granting of stock options (including incentive stock options qualifying under Code Section 422 and nonqualified stock options), stock appreciation rights, and stock awards, or any combination of the foregoing.

2. Definitions

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Administrator" shall mean the Board, the ECC, the ECC's delegate, and the committee of Non-Employee Directors who administer the Plan in accordance with Section 3 hereof.

     (b) "Affiliate" shall mean any entity, whether now or hereafter existing, in which the Company has a proprietary interest by reason of stock ownership or otherwise (including, but not limited to, joint ventures, limited liability companies, and partnerships) or any entity that provides services to the Company or a subsidiary or affiliated entity of the Company.

     (c) "Approval Date" shall mean the date of the approval by the Board of an agreement providing for an exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the assets of the Company, or any combination of the foregoing transactions as a result of the consummation of which the persons who were directors of the Company immediately before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or the persons who were stockholders of the Company immediately before the Approval Date will own less than a majority of the outstanding voting stock of the Company or any successor to the Company

     (d) "Award" shall mean any stock option, stock appreciation right, or stock award.

     (e)  "Board" shall mean the Board of Directors of the Company.

     (f) A "Change of Control" shall be deemed to have taken place on the date of the earlier to occur of either of the following events: (i) a third party, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of 25% or more of the Company's outstanding Common Stock, or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the Company's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or the persons who were stockholders of the Company immediately before the Transaction shall cease to own at least a majority of the outstanding voting stock of the Company or any successo to the Company.

     (g) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (h) "Common Stock" shall mean shares of common stock of the Company, par value twenty cents ($0.20) per share.

     (i)  "ECC" shall mean the Executive Compensation Committee of the Board.

     (j) "Effective Date" shall mean the date on which a Change of Control occurs.

     (k) "Fair Market Value" shall mean, with respect to a share of the Company's Common Stock for any purpose on a particular date, as applicable, (i) either the closing price on the relevant date or the average of the high and low sale price on the relevant date, as determined in the Administrator's discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (ii) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator's discretion; or
          (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the Common Stock is then listed for trading on a national exchange or market, then Fair Market Value shall be determined as of the next preceding date on which trading of the Common Stock does occur. If the Common Stock is not listed for trading on a national exchange or market, "Fair Market Value" shall mean the value determined by the Administrator in good faith. For all purposes under this Plan, the term "relevant date" as used in this Section 2(k) shall mean either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator's discretion.

     (l) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate the terms of the Plan.

     (m) "Performance Measures" shall mean criteria established by the Administrator relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a Company-wide basis, and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: revenue; earnings before interest, taxes, depreciation and amortization (EBITDA); income before income taxes and minority interests; operating income; pre- or after-tax income; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on invested capital; return on assets; growth in assets; share price performance; total stockholder return; improvement in or attainment of expense levels; relative performance to a group of companies or relevant market indices comparable to the Company, and strategic business criteria consisting of one or more objectives based on the Company meeting specified goals relating to revenue, market penetration, business expansion, costs or acquisitions or divestitures.

     (n) "Prior Plans" shall mean the Company's 1990 Stock Incentive Plan, 1993 Stock Incentive Plan, 1996 Stock Incentive Plan and 2001 Stock Incentive Plan.

3. Administration

     (a) Administration of the Plan. Unless determined otherwise by the Board, the Plan shall be administered by the ECC. The ECC may delegate to a committee of officers of the Company any or all of its duties under the Plan pursuant to such conditions or limitations as the ECC may establish, but all grants of Awards subject to Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), shall be made by the Board or a committee appointed by the Board that is comprised of two or more "Non-Employee Directors" within the meaning of Rule 16b-3 of the 1934 Act or any successor provision, which committee may be the ECC or a subcommittee thereof.

     (b)  Powers of the Administrator.

          (i) The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards, and establish programs for granting Awards.

          (ii) The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (A) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (B) determine the types of Awards to be granted; (C) determine the number of shares to be covered by or used for reference purposes for each Award; (D) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (E) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 7(c) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder, and provided, further, that no modification, amendment or substitution that results in repricing a stoc option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 7(c)(i), shall be made without prior stockholder approval); (F) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment or other relationship with the Company or an Affiliate; provided, however, that no such waiver or acceleration of lapse restrictions shall be made with respect to a performance-based stock award granted to an executive officer of the Company if such waiver or acceleration is inconsistent with Code Section 162(m); (G) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period; and (H) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

          (iii) The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law, by the Company's charter and by-laws, and by any directors' and officers' liability insurance coverage which may be in effect from time to time, the members of the Administrator shall be indemnified and reimbursed by the Company in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4. Shares Available for the Plan; Maximum Awards

          Subject to adjustments as provided in Section 7(c) of the Plan, the number of shares of Common Stock for which Awards may be granted under the Plan shall be determined in accordance with this Section 4:

     (a) The shares of Common Stock with respect to which Awards may be made under the Plan shall be shares authorized but unissued, including shares purchased in the open market or in private transactions.

     (b) Subject to the following provisions of this Section 4, the maximum number of shares of Common Stock that may be delivered to participants under the Plan shall be equal to the sum of (i) eight million (8,000,000) shares of Common Stock; (ii) any shares of Common Stock subject to Awards under any Prior Plan that are forfeited, expire or are canceled or settled in cash without delivery of shares of Common Stock; (iii) any shares of Common Stock tendered (either actually or through attestation) or withheld to pay the exercise price of any Award under this Plan or any Prior Plan or to satisfy withholding taxes that arise in connection with any Award under this Plan or any Prior Plan; (iv) any shares of Common Stock that are forfeited back to the Company after delivery because of the failure to meet an Award contingency or condition in connection with any Award under this Plan or any Prior Plan; and (v) the amount of any shares of Common Stock reacquired by the Company on the open market or otherwise using the cash proceeds received by the Company from the exercise of stock options granted under the Plan or any Prior Plan, provided, however, that the maximum number of shares of Common Stock in respect of the exercise of a stock option that may be so reacquired and made available for delivery to participants under the Plan shall be equal to (A) the amount of the proceeds received by the Company, divided by
          (B) the Fair Market Value of the Common Stock on the date of the exercise which generated such proceeds.

     (c) Any shares of Common Stock covered by an Award (or portion of an Award) granted under the Plan that is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using shares of Common Stock, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan.

     (d) Subject to adjustment as provided in Section 7(c), the following additional maximums are imposed under the Plan.

          (i) The maximum number of shares of Common Stock that may be issued under the Plan pursuant to Awards intended to be "incentive stock options" within the meaning of Code Section 422 shall be eight million (8,000,000) shares.

          (ii) The maximum number of shares of Common Stock that may be issued under the Plan in conjunction with stock awards under Section 6(d) of the Plan shall be one million (1,000,000) shares.

          (iii)The maximum number of shares of Common Stock that may be subject to Stock Awards granted under the Plan to any one person pursuant to Section 6(d) that are intended to constitute or give rise to "qualified performance-based compensation" within the meaning of Code Section 162(m) shall be one million (1,000,000) shares during any 36-month period. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

          (iv) The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is one million (1,000,000) shares. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled.

5. Participation

     Participation in the Plan shall be open to all employees and officers of, and other individuals, excluding non-employee directors, providing bona fide services to or for, the Company or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6. Awards

     (a) Awards, In General. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual's receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such payment deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

     (b) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code Section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing "parent corporation" or "subsidiary corporation," as defined in Code Sections 424(e) and (f), respectively, of the Company. No Award shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such Award. No stock option Award granted under the Plan shall have a term in excess of 10 years; provided, however, that the term may extend for six months beyond the date of death in the event that a grantee dies within the six-month period immediately before the expiration of the initial 10-year term. The exercise price of all stock option Awards granted under this Plan shall be at least equal to Fair Market Value as of the date of grant. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations, but no such loan or guarantee shall be made to or for the benefit of a director or executive officer of the Company.

     (c) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of stock appreciation rights ("SAR"). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over
          (B) the base price per share specified in the Grant Agreement, times
          (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the lower of the Fair Market Value on the grant date or the exercise price of any tandem stock option Award to which the SAR is related. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be issued for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (d)  Stock Awards.

          (i) The Administrator may from time to time grant stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock award may be denominated in Common Stock or other securities, stock-equivalent units, securities or debentures convertible into Common Stock, or any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator. Unless the Administrator determines otherwise, the restriction period of stock awards shall be of at least three years' duration.

          (ii) The Administrator may grant stock awards in a manner constituting "qualified performance-based compensation" within the meaning of Code Section 162(m). The grant of, or lapse of restrictions with respect to, such performance-based stock awards shall be based upon one or more Performance Measures and objective performance targets to be attained relative to those Performance Measures, all as determined by the Administrator. Performance targets may include minimum, maximum and target levels of performance, with the size of the performance-based stock award or the lapse of restrictions with respect thereto based on the level attained.

7. Miscellaneous

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed the statutory minimum tax withholding requirement.

     (b) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (c)  Adjustments for Corporate Transactions and Other Events.

          (i) Capital Adjustments, Stock Dividend. The aggregate number of shares of Common Stock on which Awards under the Plan may be granted to persons participating under the Plan, the number of shares thereof covered by each Award, the price per share thereof in each Award, and any numerical limitations contained herein relating to Awards shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. In the case of other changes in the Company's capitalization, adjustments shall be made to the extent determined by the Administrator as necessary or appropriate to reflect the transaction.

          (ii) Merger, Consolidation, other Events. If the Company shall be the surviving or resulting corporation in any merger or consolidation and the Common Stock shall be converted into other securities, any Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Award would have been entitled. Unless the Administrator determines otherwise, all Awards outstanding under the Plan shall terminate upon the dissolution or liquidation of the Company. Unless the Administrator shall have otherwise determined within the limits specified in this paragraph, all Awards outstanding under the Plan shall become fully vested and exercisable immediately following the date on which the Administrator no longer may revoke or modify the acceleration contemplated by this paragraph and shall remain exercisable for a one-year period thereafter. After the expiration of any such one-year period, the Awards shall remain exercisable only to the extent, if any, provided in the applicable Grant Agreement without taking into consideration the effect of this paragraph. The Administrator's discretion to revoke or limit the acceleration contemplated by this paragraph may be exercised at any time before or within 20 business days after the Effective Date or the Approval Date, as applicable; provided, however, that such discretion to revoke or limit the acceleration may not be exercised after the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. In the event the Approval Date and an Effective Date arise from substantially identical facts and circumstances (as determined by the Administrator in its sole discretion) and unless the Administrator shall have determined to limit the effect of this sentence, such one-year period (and the 20-day period referred to in the immediately preceding sentence) shall commence onl once and upon the first to occur of the Approval Date or the Effective Date.

          (iii)Other. In the event of a change in the Company's Common Stock which is limited to a change in the designation thereof to "Capital Stock" or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase in the number of issued shares, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of the Plan.

     (d) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted. To the extent permitted by applicable law and exchange rules, any Awards granted pursuant to this Section 7(d) shall not reduce the number of shares available for delivery pursuant to Section 4.

     (e) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time; provided, however, that the prohibition on repricing stock options set forth in Section 3 may not be modified, the share limitations set forth in Section 4 may not be increased, the minimum exercise prices and maximum term of stock options set forth in Section 6 may not be modified, and no other amendment or modification that materially increases the benefits to participants may be made without prior stockholder approval. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     (f) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual's interests under the Plan.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.


     (h) Application of Funds. The proceeds received by the Company from the issuance of Common Stock pursuant to Awards under the Plan will be used for general corporate purposes.

     (i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws principles.

     (j) Effective Date; Termination Date. The Plan shall become effective on the date it receives approval by the affirmative vote of a majority of the votes cast in person or by proxy at a meeting of the stockholders of the Company duly held in accordance with applicable law. No award shall be granted pursuant to this Plan after February 4, 2014. Subject to other applicable provisions of the Plan, all Awards made under the Plan on or before February 4, 2014, or such earlier termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                                   Exhibit C
                             First Amendment to the
                           T. Rowe Price Group, Inc.
                           2001 Stock Incentive Plan

                              W I T N E S S E T H:

     WHEREAS, T. Rowe Price Group, Inc., a Maryland corporation (the "Company"), maintains the 2001 Stock Incentive Plan (the "2001 Plan"); and

     WHEREAS, Section 7(e) of the 2001 Plan reserves to the Board of Directors of the Company (the "Board") the authority to amend the plan from time to time; and

     WHEREAS, the Board, having determined that it is desirable and in the best interests of the Company and its stockholders, in conjunction with the adoption of a new stock incentive plan (the "2004 Plan"), to amend the 2001 Plan to freeze its share pool for purposes of future awards at the number of shares of common stock of the Company remaining available for issuance thereunder as of the date the stockholders of the Company approve adoption of the 2004 Plan. NOW, THEREFORE, the Plan is amended as follows, effective upon approval by the stockholders of the Company of this amendment and adoption of the 2004 Plan:

First and Only Change

     Section 4 of the Plan is amended in its entirety to read as follows:

          4.   Shares Available for the Plan; Maximum Awards

               Subject to adjustments as provided in Section 7(c) of the Plan, the maximum number of shares of Common Stock that may be delivered to participants under the Plan on or after the date of the Annual Meeting of the Stockholders of the Company held in April 2004 (the "Annual Meeting Date") shall be equal to the sum of (i) the number of shares of Common Stock subject to purchase under Awards outstanding as of the Annual Meeting Date and (ii) the number of shares of Common Stock that remained available for issuance under the Plan as of the Annual Meeting Date that were not then subject to outstanding Awards.

               Subject to adjustment as provided in Section 7(c), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be issued in connection with incentive stock options intended to qualify under Code Section 422 shall be 8,000,000. The maximum number of shares of Common Stock that may be issued in conjunction with stock awards under Section 6(d) of the Plan shall be 1,000,000. The maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any calendar year under the Plan to any one person is 1,000,000; provided, however, that to the extent the maximum permissible award is not made in a year, such amount may be carried over to subsequent years. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled."

     IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by its duly authorized officer this ___ day of _______________, 2004.

ATTEST:      T. ROWE PRICE GROUP, INC.

By: ____________________________________ By:____________________________________

                                   Exhibit D
             Nominating and Corporate Governance Committee Charter

Organization

     This Charter governs the activities of the Nominating and Corporate Governance Committee (the "Committee"). The Committee shall be comprised of at least two "independent" directors as defined by the National Association of Securities Dealers, Inc. The members of the Committee shall be appointed annually by a majority vote of the entire Board of Directors. The Committee proposes a slate of directors for election by the stockholders at each annual meeting, recommends candidates to fill vacancies on the Board of Directors, makes recommendations about the composition of the committees of the Board of Directors, and makes recommendations with respect to corporate governance matters.

Meetings

     The Committee shall hold meetings as deemed necessary or desirable by the Chair of the Committee. In addition to such meetings of the Committee as may be required to perform the functions described under "Duties and Powers" below, the Committee shall meet at least annually to discuss any matters that the Committee believes should be discussed. The Committee may, at its discretion, meet in executive session with or without the presence of management.

Duties and Powers

     The Committee has the responsibility and authority to supervise and review the affairs of the Corporation as they relate to nominations of directors and corporate governance. The following shall be the principal recurring functions of the Committee in carrying out its responsibilities:

     o    Develop criteria for selecting new directors.

     o Seek out appropriate, qualified candidates to serve as directors of the Corporation and encourage and receive recommendations for director candidates from all sources.

     o Monitor the Corporation's procedures for the receipt and consideration of director nominations by stockholders.

     o Interview and otherwise examine director candidates and their credentials.

     o Recommend to the Board of Directors candidates for nomination as directors and the composition of the committees of the Board.

     o Perform such other advisory functions with respect to the selection and nomination of directors of the Corporation as are deemed appropriate by the members of the Committee.

     o Develop and recommend to the Board a set of corporate governance principles for the Corporation and monitor the Corporation's compliance with those principles.

     o Monitor the role and effectiveness of the Board of Directors in the corporate governance process.

     o Review the Committee's performance of these duties on at least an annual basis.

     o Report to the Board of Directors on the Committee's activities as appropriate, but at least annually.

     o Establish and monitor procedures for the receipt of stockholder communications directed to the Board of Directors.

Resources and Authority

     The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain and terminate special counsel and other experts or consultants.

Operating Procedures

     Formal actions to be taken by the Committee shall be by unanimous written consent or by a majority of the persons present (in person or by conference telephone) at a meeting at which a quorum is present. A quorum shall consist of at least 50% of the members of the Committee.


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[3-Component Logo Omitted]

T. Rowe Price (RM) INVEST WITH CONFIDENCE


FINAL                                                              CONFIDENTIAL
          CONTAINS ATTORNEY-CLIENT COMMUNICATION/ATTORNEY WORK PRODUCT


                       [GRAPHIC OMITTED][GRAPHIC OMITTED]


                            T. ROWE PRICE GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                             Thursday, April 8, 2004
                                   10:00 a.m.

                          RENAISSANCE HARBORPLACE HOTEL
                              202 East Pratt Street
                            Baltimore, Maryland 21202

                DIRECTIONS TO THE ANNUAL MEETING OF STOCKHOLDERS

The Renaissance Harborplace Hotel at 202 East Pratt Street (between Calvert and South Streets) is located across from the northern edge of Baltimore's Inner Harbor.

From the south: Take I-95 north to I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then left onto Calvert Street or South Street. You may enter the hotel's parking garage from either street.

From the north: Take I-83 (Jones Falls Expressway) directly into Baltimore City. Turn right onto Lombard Street. Proceed for approximately 2/3 mile and then turn left onto South Street. The entrance to the hotel's parking garage is on the right.

From the west: Take Route 40 (Baltimore National Pike) east directly into Baltimore City (Edmondson Avenue to Mulberry Street). Turn right onto Martin Luther King Boulevard; proceed south for approximately 1/2 mile and then turn left (east) onto Pratt Street. Proceed east on Pratt Street for approximately 7/8 mile and then left onto Calvert Street or South Street. You may enter the hotel's parking garage from either street.

From the east: Take I-95 south through the Fort McHenry Tunnel. Exit at I-395 (downtown) directly into Baltimore City. Turn right onto Pratt Street and then left onto Calvert Street or South Street. You may enter the hotel's parking garage from either street.
-------------------------------------------------------------------------------

                            T. ROWE PRICE GROUP, INC.
                                   2004 Proxy
          Revocable Proxy Solicited on Behalf of the Board of Directors

I hereby appoint James S. Riepe and George A. Roche, together and separately, as proxies to vote all shares of common stock which I have power to vote at the annual meeting of stockholders to be held on Thursday, April 8, 2004, at 10:00 a.m., at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202, and at any adjournments thereof in accordance with the instructions on the reverse side of this proxy card and as if I were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and they may name others to take their place. I also hereby acknowledge receipt of the Notice of Annual Meeting and Proxy Statement, dated February 27, 2004, and Price Group's 2003 Annual Report to Stockholders.

This proxy, when properly completed and returned, will be voted in the manner directed herein by the stockholder named on the reverse side. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES AND OTHER PROPOSALS LISTED ON THE REVERSE SIDE, AND, IN THE DISCRETION OF THE PROXYHOLDER, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND AT ANY ADJOURNMENTS AND POSTPONEMENTS THEREOF.


                        PLEASE VOTE YOUR PROXY PROMPTLY.
                    See reverse side for voting instructions.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
[GRAPHIC OMITTED][GRAPHIC OMITTED]
                                                                     Company #
                                                                     Control #
                    THERE ARE THREE WAYS TO VOTE YOUR PROXY.

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

  VOTE BY TELEPHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

     o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 7, 2004.

     o Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.

  VOTE BY INTERNET - http://www.eproxy.com/trow/ - QUICK *** EASY *** IMMEDIATE

     o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 7, 2004.

     o Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.


                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to T. Rowe Price Group, Inc., c/o Shareowner Services(sm) , P.O. Box 64945, St. Paul, MN 55164-0945.

If you vote by phone or the Internet, please do not mail your Proxy Card (arrow graphic). Please detach here (arrow graphic)-----------------------------------------------------------------------

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of directors:
   01  Edward C. Bernard      05  James A.C. Kennedy  09   Dr. Alfred Sommer
   02  James T. Brady         06  James S. Riepe      10   Dwight S. Taylor
   03  D. William J. Garrett  07  George A. Roche     11   Anne Marie Whittemore
   04  Donald B. Hebb, Jr.    08  Brian C. Rogers

     [  ]Vote FOR all nominees        [  ]Vote WITHHELD
         (except as marked)               from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)[   ]

2. Ratification of the appointment of KPMG LLP as the company's independent accountant for fiscal year 2004

     [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

3. Approval of the proposed 2004 Stock Incentive Plan and corollary amendment of the 2001 Stock Incentive Plan

     [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

4. In their discretion, the proxies are authorized to vote upon such other business and further business as may properly come before the meeting or any adjournments and postponements thereof.
     [  ] FOR     [  ] WITHHOLD

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2, 3 AND 4.

Address Change?  Mark Box  [  ]         Indicate changes below:



                                        Date: _________________________________

               [                                          ]

               Signature(s) in Box If you are voting by mail, please date and sign exactly as your name appears to the left. When signing as a fiduciary, representative or corporate officer, give full title as such. If you receive more than one proxy card, please vote the shares represented by each card separately.